                                                                     EXHIBIT 4.2

       NUMBER                                                 UNITS
 UA-__________

  SEE REVERSE FOR CERTAIN        DG ACQUISITION CORP.
       DEFINITIONS

                                                                           CUSIP

      CLASS B UNITS CONSISTING OF ONE SHARE OF CLASS B COMMON STOCK AND ONE
              WARRANT TO PURCHASE ONE SHARE OF CLASS B COMMON STOCK

THIS CERTIFIES THAT _____________________________________________________

is the owner of _________________________________________________________ Units.

Each Unit ("Unit") consists of one (1) share of Class B common stock, par value
$.0001 per share ("Common Stock"), of DG Acquisition Corp., a Delaware corporation (the "Company"), and one Class B warrant (the "Warrant"). Each
Warrant entitles the holder to purchase one (1) share of Common Stock for $6.00 per share (or one (1) share of Class A common stock, par value $.0001 per share, of the Company following the date the Class B common stock is converted into
Class A common stock) (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company's completion of a acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business and (ii) ___________, 2006, and will expire unless exercised before 5:00 p.m., New York City Time, on ____________, 2010, or
earlier upon redemption (the "Expiration Date"). The Common Stock and Warrants
comprising the Units represented by this certificate are not transferable separately prior to __________, 2006, subject to earlier separation in the discretion of Merriman Curhan Ford & Co. The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2005, between the Company and
Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the
Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery
Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

         This certificate is not valid unless countersigned by the Transfer
Agent and Registrar of the Company.

         Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By
                               DG ACQUISITION CORP.

-----------------------------       CORPORATE      -----------------------------
Chairman of the Board               DELAWARE       Secretary

                                      SEAL
                                      2005

                              DG ACQUISITION CORP.

         The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                        UNIF GIFT MIN ACT - ______ Custodian _______
TEN ENT - as tenants by the entireties                                    (Cust)           (Minor)
 JT TEN -  as joint tenants with right of survivorship         under Uniform Gifts to Minors
          and not as tenants in common                              Act ______________
                                                                           (State)

Additional Abbreviations may also be used though not in the above list.

         For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

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  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________________________ Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated
     ------------------

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       NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

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THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO
S.E.C. RULE 17Ad-15).